UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No. )

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

NEMAURA MEDICAL, INC.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

NOTICE OF ACTION BY WRITTEN CONSENT

To the Stockholders of Nemaura Medical Inc.:

This Notice and the accompanying Information Statement are being furnished to the stockholders of record of common stock, $0.001 par value per share (the “Common Stock”), of Nemaura Medical, Inc., a Nevada corporation (the “Company” “we,” “our,” or “us”), in connection with a corporate action taken by stockholders holding a majority of the issued and outstanding voting securities of the Company (collectively, the “Majority Stockholders”). The Majority Stockholders approved, by written consent in lieu of a special meeting dated January 27, 2023, the offer and sale (the “Offering”) of up to an aggregate of (i) 4,796,206 (the “Shares”) of the Company’s Common Stock, and (ii) warrants (the “Warrants”) to purchase up to an aggregate of 4,796,206 shares of Common Stock (the “Warrant Shares”) directly to various purchasers.

Stockholder approval of the Offering for purposes of Nasdaq Stock Market Rule 5635(d) was taken by written consent of the Majority Stockholders, as permitted by the Nevada Revised Statutes, the Company’s Articles of Incorporation, as amended, and the Company’s Amended and Restated Bylaws. Accordingly, the actions will not be submitted to the other stockholders of the Company for a vote, and this Information Statement is being furnished to such other stockholders to provide them with certain information concerning the actions in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the regulations promulgated under the Exchange Act, including Regulation 14C.

The attached Information Statement is first being mailed to our stockholders on or about May 2, 2023. This Notice and accompanying Information Statement is being furnished to our stockholders in accordance with Rule 14c-2 under the Exchange Act, solely to inform our stockholders of the action taken by written consent.

The corporate action shall be effective on or about May 22, 2023 or 20 days after this Information Statement is mailed to stockholders of record.

WE ARE NOT ASKING FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Your vote or consent is not requested or required to approve the Offering. The accompanying Information Statement is provided solely for your information.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’

MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

By Order of the Board of Directors,

/s/ Dewan F.H. Chowdhury
Dewan F.H. Chowdhury
Chief Executive Officer
Nemaura Medical Inc.
May 2, 2023

INFORMATION STATEMENT

OF

NEMAURA MEDICAL, INC.

57 West 57th Steet

Manhattan, New York 10019

May 2, 2023

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934 AND RULE 14C-2 THEREUNDER

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED

IN CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL INFORMATION

This Information Statement is being furnished to the stockholders of Nemaura Medical, Inc., a Nevada corporation (the “Company” “we,” “our,” or “us”), as of February 1, 2023 (the “Record Date”), pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder, to inform them that, with the unanimous approval of the Board of Directors of the Company (the “Board”), on January 27, 2023, stockholders holding a majority of the issued and outstanding voting securities of the Company (collectively, the “Majority Stockholders”), approved, by written consent, the sale of up to (i) 4,796,206 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”), and warrants (the “Warrants”) to purchase shares of Common Stock (the “Warrant Shares”) equal to the number of Shares sold, as more fully described below (the “Offering”).

Such approval and consent constitute the approval and consent of a majority of the total number of shares of the Company’s outstanding voting stock and is sufficient under the Nevada Revised Statutes, the Company’s Articles of Incorporation, as amended, and the Company’s Amended and Restated Bylaws to approve the Offering. Accordingly, approval of the Offering will not be submitted to the other stockholders of the Company for a vote, and this Information Statement is being furnished to such other stockholders to provide them with certain information concerning approval of the Offering in accordance with the requirements of the Exchange Act, and the regulations promulgated under the Exchange Act, including Regulation 14C.

Your consent is not required and is not being solicited in connection with approval of the Offering by the Majority Stockholders. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Exchange Act.

THE OFFERING

On January 27, 2023, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company agreed to issue and sell up to an aggregate of 4,796,206 Shares and Warrants for aggregate gross proceeds of $8,393,361. The Shares and Warrants were sold directly to the investors named in the Purchase Agreement (each, a “Purchaser” and, collectively, the “Purchasers”) through EF Hutton, division of Benchmark Investments, LLC, as Placement Agent (the “Placement Agent”). Under the Purchase Agreement, the Company agreed to sell, and the Purchasers agreed to buy, the Shares at a purchase price of $1.75 per share. The Purchase Agreement also required the Company to issue Warrants to each Purchaser. The Warrants permit the Purchaser to purchase Warrant Shares equal to the number of Shares purchased.

The Shares were offered pursuant to an effective shelf registration statement on Form S-3 (Registration No. 333-263618) which was filed with the Securities and Exchange Commission (the “Commission”) on March 16, 2022, and was declared effective by the Commission on March 28, 2022.

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The Warrants and the Warrant Shares were sold in a concurrent private placement and are “restricted securities” that have not been registered under the Securities Act of 1933, as amended. Warrants are exercisable commencing at the later of (i) the effective date of the Shareholder Approval and (ii) six months from issuance at an exercise price of $2.00 per share and will expire 5.5 years after the Closing Date. Capitalized terms not defined herein have the meaning given to them in the Purchase Agreement, a copy of which was filed on January 31, 2023 with the Commission as Exhibit 10.1 in the Company’s Current Report on Form 8-K and is incorporated herein by reference.

Per the terms of the Purchase Agreement, as soon as practicable (and in any event within 45 calendar days of the date of this Agreement), the Company must file a registration statement on Form S-1 (the “Registration Statement”) providing for the resale by the Purchasers of the Warrant Shares issued and issuable upon exercise of the Warrants. The Company shall cause such Registration Statement to become effective within 90 days following the Closing Date and to keep such Registration Statement effective at all times until no Purchaser owns any Common Warrants or Common Warrant Shares issuable upon exercise thereof.

The Placement Agent acted as the sole placement agent on a “commercially reasonable efforts” basis, in connection with the Offering. A copy of the Placement Agent Agreement, dated as of January 27, 2023, by and between the Company and the Placement Agent (the “Placement Agent Agreement”), was filed on January 31, 2023 with the Commission as Exhibit 10.2 in the Company’s Current Report on Form 8-K and is incorporated herein by reference. Pursuant to the Placement Agent Agreement, the Placement Agent will be entitled to a cash fee of 7% of the gross proceeds paid for the securities and reimbursement of certain out-of-pocket expenses up to $75,000.

The net proceeds of the offering have been, and are intended to be, used for working capital purposes.

The foregoing summaries of the Offering, the securities to be issued in connection therewith, the Purchase Agreement, the Common Stock, the Warrants and the Placement Agency Agreement do not purport to be complete and are qualified in their entirety by reference to the description and definitive transaction documents included in the Company’s Current Report on Form 8-K filed on January 31, 2023, which are incorporated herein by reference.

STOCKHOLDER APPROVAL

Pursuant to Nasdaq Stock Market Rule 5635(d) (“Nasdaq Rule 5635(d)”), if an issuer intends to issue securities in a transaction which could result in the issuance of 20% or more of the issued and outstanding shares of the issuer’s common stock on a pre-transaction basis for less than the Minimum Price (as defined in the rule) for such stock, the issuer generally must obtain the prior approval of its stockholders. The number of shares of Common Stock to be issued to the Purchasers in the Offering could result in (i) the issuance of a number of shares exceeding the 20% threshold or (ii) sales of shares at prices below the Minimum Price, which could trigger the requirement for stockholder approval under Nasdaq Rule 5635(d). To ensure compliance with Nasdaq Rule 5635(d), the Majority Stockholders approved the Offering.

The approval of the Offering, including for purposes of Nasdaq Rule 5635(d), requires the approval of the holders of our outstanding shares of Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

As of the Record Date, the Company had 28,899,402 shares of Common Stock issued and outstanding. Holders of shares of Common Stock are entitled to cast one vote per share.

The Majority Stockholders collectively held 13,596,205 shares of common stock as of the Record Date, representing approximately 56.41% of the voting power of all shares of the Company’s Common Stock.

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Set forth below are the stockholders who comprise the Majority Stockholders, and their Common Stock ownership and voting power as of January 27, 2023:

Stockholder Name	Shares of Common Stock Beneficially Owned		Voting Power / Ownership %
Dewan F.H. Chowdhury	8,753,700	(1)	36.32%

Bashir Timol	2,708,210	(2)	11.24%

Sufyan Ismail	2,134,295		8.85%

Total:	13,596,205		56.41%

(1)	Mr. Chowdhury is our Chairman of the Board, Chief Executive Officer, President, principal financial officer and principal accounting officer.

(2)	Mr. Timol is our Chief Business Officer and a member of our Board of Directors.

COST OF FURNISHING INFORMATION STATEMENT

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and the Company will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

NO DISSENTERS’ RIGHT OF APPRAISAL

Stockholders have no right under the Nevada Revised Statutes, the Company’s Articles of Incorporation, as amended, and the Company’s Amended and Restated Bylaws to dissent from any of the actions set forth above.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth as of the Record Date certain information with respect to the beneficial ownership of the Company’s Common Stock by:

•	Each of the directors and the named executive officers;
•	All executive officers and directors as a group; and,
•	Each person known by the Company to beneficially own more than 5% of the Company’s Common Stock based on certain filings made under Section 13 of the Exchange Act.

All such information provided by the stockholders who are not executive officers or directors reflects their beneficial ownership as of the dates specified in the relevant footnotes to the table. The percent of shares beneficially owned is based on 28,899,402 shares issued and outstanding as of the Record Date. Unless otherwise indicated, the owners have sole voting and investment power with respect to their respective shares.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Outstanding Common Stock Owned
Named Executive Officers and Directors:
Dewan F.H. Chowdhury	8,761,700	(1)	30.0%
Bashir Timol	2,798,310	(2)	9.7%
Timothy Johnson	8,000	(3)	*
Salim Natha	427,390	(4)	1.5%
Thomas Moore	8,000		*
All executive officers and directors as a group (5 persons)	12,003,400		41.5%
Holders of 5% of More of our Common Stock:
Sufyan Ismail	2,216,395		7.9%
Armistice Capital Master Fund Ltd. (7)	2,398,103		4.99%
Alyeska Master Fund, L.P. (8)	4,881,374		9.99%

(1)	Based upon 28,899,402 shares of our common stock outstanding at February 1, 2023.

(2)	Includes 8,000 shares the reporting person has the right to acquire within 60 days of February 1, 2023 upon exercise of a vested option to purchase 8,000 shares of common stock.

(3)	Represents (i) 2,708,210 shares held directly by the reporting person, (ii) 82,100 shares held by the reporting person’s spouse, and (iii) 8,000 shares the reporting person has the right to acquire within 60 days of February 1, 2023 upon exercise of a vested option to purchase 8,000 shares of common stock.

(4)	Represents 8,000 shares the reporting person has the right to acquire within 60 days of February 1, 2023 upon exercise of a vested option to purchase 8,000 shares of common stock.

(5)	Includes 40,000 shares the Company’s executive officers and directors have the right to acquire within 60 days of February 1, 2023 upon exercise of vested options to purchase 40,000 shares of common stock.

(6)	Mr. Ismail’s address is Hollybank High Bank Lane, Lostock, Bolton, Lancashire BL6 HDT United Kingdom. Represents (i) 2,134,295 shares held directly by the reporting person and (ii) 82,100 shares held by the reporting person’s spouse.

(7)	Includes 2,398,103 shares of our common stock issuable upon exercise of the warrants held by Armistice Capital Master Fund Ltd. (“Master Fund”), which warrants are subject to, as applicable, certain beneficial ownership limitations, which provide that the holder of such warrants will not have the right to exercise any portion thereof if such holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to such exercise, provided that upon at least 61 days’ prior notice to us, such holder may increase or decrease such limitation up to a maximum of 9.99% of the number of shares of common stock outstanding. Steven Boyd, CIO of Armistice Capital, LLC (“Armistice”), has voting control and investment discretion over the securities held by Master Fund. Armistice and Steven Mr. Boyd disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interest therein. Accordingly, notwithstanding the number of shares of common stock listed above as being beneficially owned by the Master Fund, Armistice and Mr. Boyd, each of the Master Fund, Armistice and Mr. Boyd further disclaim beneficial ownership of the shares of common stock issuable upon exercise of all of the warrants to the extent the number of shares of common stock beneficially owned by each of the Master Fund, Armistice and Mr. Boyd and any other person or entities with which their respective beneficial ownership would be aggregated for purposes of Section 13(d) of the Exchange Act would exceed 9.99% of the total number of shares of common stock outstanding. The address of Armistice Capital Master Fund Ltd. is 510 Madison Avenue, 7th Floor, New York, NY 10022.

(8)	Includes (a) 2,483,271 shares of common stock directly held by Alyeska Master Fund, L.P. and (b) 2,398,103 shares of our common stock issuable upon exercise of the Warrants held by Alyeska Master Fund, L.P., which Warrants are subject to, as applicable, certain beneficial ownership limitations, which provide that the holder of such warrants will not have the right to exercise any portion thereof if such holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99%, as applicable), of the number of shares of common stock outstanding immediately after giving effect to such exercise, provided that upon at least 61 days’ prior notice to us, such holder may increase or decrease such limitation up to a maximum of 9.99% of the number of shares of common stock outstanding. Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P., has voting and investment control of the shares held by Alyeska Master Fund, L.P. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by Alyeska Master Fund, L.P. The registered address of Alyeska Master Fund, L.P. is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago IL 60601.

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DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

In accordance with notices to many stockholders who hold their shares through a bank, broker or other holder of record (a “street-name stockholder”) and share a single address, only one Information Statement is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as “householding,” is intended to reduce our printing and postage costs. However, any such street-name stockholder residing at the same address who wishes to receive a separate copy of this Information Statement, or any future notices and documents, may make such request by contacting the bank, broker or other holder of record, or our offices by telephone at (646) 416-8000 or by mail at 57 West 57th Street, Manhattan, NY 10019. In addition, any such street-name stockholders residing at the same address who have received multiple copies of this Information Statement and wish to receive a single copy of our annual reports, information statements and proxy materials in the future may contact the bank, broker or other holder of record, or our offices at the contact information above.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee, or any other person, has any substantial interest, direct or indirect, in the Registered Direct Offering that is not shared by all other stockholders.

EFFECT OF THE PRIVATE PLACEMENT ON EXISTING STOCKHOLDERS

The issuance of securities pursuant to the Purchase Agreement will not affect the rights of the Company’s existing stockholders, but such issuances will have a dilutive effect on the Company’s existing stockholders, including the voting power of the existing stockholders.

We have agreed to file the Registration Statement to permit the public resale of the Warrant Shares. The influx of those shares into the public market could have a negative effect on the trading price of our Common Stock.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement contains forward-looking statements, which reflect our views with respect to future events. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “intends,” “could,” “will,” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document, unless expressly set forth otherwise.

ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports and other documents with the Commission. These reports contain additional information about Nemaura Medical, Inc. and are made available electronically to the public at the Commission’s website located at www.sec.gov.

This Information Statement is first being mailed on or about May 2, 2023 to the Company’s stockholders of record as of the Record Date. The corporate action shall be effective on or about May 22, 2023, or 20 days after this Information Statement is mailed to stockholders of record.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows us to “incorporate by reference” into this Information Statement information contained in documents that the Company files with it. This means that the Company can disclose important information to you by referring you to those documents. The information incorporated by reference into this Information Statement is an important part of this Information Statement. The Company’s Current Report on Form 8-K filed with the Commission on January 31, 2023, including its exhibits, is hereby incorporated by reference.

The Company undertakes to provide without charge to each person to whom a copy of this Information Statement has been delivered, upon request, by first class mail or other equally prompt means, a copy of any or all of the documents incorporated by reference in this Information Statement. You may request to obtain documents incorporated by reference by contacting us by telephone at (646) 416-8000 or by mail at 57 West 57th Street, Manhattan, NY 10019.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

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